Exhibit 99.2

THE CHILDREN’S PLACE EXPANDS CAPITAL RETURN PROGRAM

INCREASES AUTHORIZED STOCK REPURCHASES BY $250 MILLION

ANNOUNCES A 100% INCREASE IN ITS QUARTERLY DIVIDEND

Secaucus, New Jersey – March 8, 2017 – The Children’s Place, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced that its Board of Directors has approved a new $250 million share repurchase program and has increased the Company’s quarterly dividend to $0.40 per share from $0.20 per share.

Jane Elfers, President and Chief Executive Officer, commented, "Since 2009, we have returned over $790 million to shareholders through share repurchases and dividends. The significant increase in our quarterly dividend brings our annual dividend yield more in line with that of our specialty peers. This dividend increase and the new share repurchase authorization reflect our confidence in our ability to execute on our strategic initiatives and our continuing commitment to return excess capital to shareholders."

The Board declared a quarterly cash dividend of $0.40 per share to be paid May 1, 2017 to shareholders of record at the close of business on April 10, 2017. Future declarations of quarterly dividends and the establishment of future record and payment dates are subject to approval by the Company’s Board of Directors based on a number of factors, including business and market conditions, the Company’s future financial performance and other investment priorities.

The share repurchase authorization announced today permits the Company to repurchase shares in the open market at current market prices at the time of purchase or in privately negotiated transactions. The timing and actual number of shares repurchased under the program will depend on a variety of factors including price, corporate and regulatory requirements, and other market and business conditions, and the Company may suspend or discontinue the program at any time, and may thereafter reinstitute purchases, all without prior announcement.

About The Children’s Place, Inc.

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells at retail and wholesale, and licenses to sell fashionable, high-quality merchandise at value prices, primarily under the proprietary “The Children’s Place,” “Place” and “Baby Place” brand names. As of January 28, 2017, the Company operated 1,039 stores in the United States, Canada and Puerto Rico, an online store at www.childrensplace.com, and had 150 international points of distribution open and operated by its 6 franchise partners in 17 countries.

Forward Looking Statement

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s strategic initiatives and adjusted net income per diluted share. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its Annual Report on Form 10-K for the fiscal year ended January 30, 2016. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by weakness in the economy that continues to affect the Company’s target customer, the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions and disruptions in the Company’s global supply chain, including resulting from foreign sources of supply in less developed countries or more politically unstable countries, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact: Robert Vill, Group Vice President, Finance, (201) 453-6693

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